                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 4 to Registration Statement No. 333-72521 of StanCorp Financial Group, Inc. of our reports related to StanCorp Financial Group, Inc. and Standard Insurance Company, dated January 21, 1999 and February 12, 1999 (March 19, 1999 with respect to Note 1), respectively, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Portland, Oregon
April 13, 1999